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                                                                   Exhibit 23.5


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of CMGI, Inc. of our report dated October 18, 1999 relating to the consolidated financial statements of Flycast Communications Corporation as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998 appearing in the Current Report on Form 8-K of CMGI, Inc. dated December 17, 1999.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Jose, California
January 10, 2000